UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 11, 2009

(Date of Earliest Event Reported)

PENN VIRGINIA GP HOLDINGS, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33171	20-5116532
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 300 100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

and

Item 7.01	Regulation FD Disclosure.

On February 11, 2009, Penn Virginia GP Holdings, L.P. issued a press release regarding its financial results for the three months and year ended December 31, 2008. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The non-generally accepted accounting principle (“non-GAAP”) financial measures of distributable cash, net income as adjusted and adjusted net income per limited partner unit are presented in the press release. The amounts included in the calculation of these measures are computed in accordance with generally accepted accounting principles (“GAAP”), with the exception of cash reserve for working capital as used in our calculations of distributable cash. Cash reserve for working capital is established by our general partner in its sole discretion to provide for the proper conduct of our business or to provide for future distributions. As part of the press release information, we have provided reconciliations of these non-GAAP financial measures to their most comparable financial measure or measures calculated and presented in accordance with GAAP.

We believe that investors can more accurately understand our financial results if they have access to the same financial measures used by management. Distributable cash represents cash distributions received from Penn Virginia Resource Partners, L.P. (“PVR”), minus our net expenses, minus cash reserve for working capital. Distributable cash is a significant liquidity metric which is an indicator of our ability to pay quarterly cash distributions to our limited partners. Distributable cash is widely used by investors and professional research analysts in the valuation, comparison, rating and investment recommendations of publicly traded partnerships. Distributable cash is presented because we believe it is a useful adjunct to net cash provided by operating activities under GAAP. Distributable cash is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows, as a measure of liquidity or as an alternative to net income.

Net income as adjusted represents net income adjusted to exclude the effects of non-cash changes in the fair value of derivatives and to exclude the effects of a goodwill impairment. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating and investment recommendations of publicly traded partnerships in the natural gas midstream industry. Our management uses this information for comparative purposes within the industry. Net income as adjusted is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to net income.

Adjusted net income per limited partner unit represents net income divided by the weighted average number of outstanding limited partner units during the period. Adjusted net income per limited partner unit is used as a supplemental financial measure by us and by external users of our financial statements, such as investors, commercial banks, research analysts and others. Our method of computing adjusted net income per limited partner unit may not be the same method used to compute similar measures reported by other publicly traded partnerships and may be computed differently by us in different contexts.

In accordance with General Instruction B.2 of Form 8-K, the above information and the press release are being furnished under Items 2.02 and 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, nor shall such information and exhibit be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Penn Virginia GP Holdings, L.P. press release dated February 11, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2009

Penn Virginia GP Holdings, L.P.

By:	PVG GP, LLC,
its general partner

By:	/s/ Frank A. Pici
Name:	Frank A. Pici
Title:	Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Penn Virginia GP Holdings, L.P. press release dated February 11, 2009.